INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use in this Registration Statement of McHenry Metals Golf Corp. and Subsidiary on Form SB-2 of our report dated February 12, 1998 for the audited financial statements as of December 31, 1997 and the period then ended and our report dated April 29, 1998 for the unaudited financial statements as of March 31, 1998 and the three months then ended appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.



Clumeck, Stern, Phillips & Schenkelberg




July 30, 1998